Exhibit 24.2

Limited Power of Attorney for Section 16 Reporting Obligations

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Jon Layman, acting singly, and with full power of substitution and re-substitution, the undersigned’s true and lawful attorney‑in‑fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

1.   Prepare, execute and submit to the Securities and Exchange Commission (the “SEC”), AxonPrime Infrastructure Acquisition Corporation (the “Company”), and/or any national securities exchange on which the Company’s securities are listed, as applicable, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation thereunder, or under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended, with respect to any security of the Company, including Forms 3, 4 and 5, and Forms 144;

2.   Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and

3.   Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby acknowledges that:

a)   This Limited Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in such Attorney-in-Fact’s discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)   Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in the Attorney-in-Fact’s discretion, deems necessary or desirable;

c)   Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 16 of the Exchange Act or of Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d)   This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16(a) of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that each Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 or Forms 144 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has signed this Limited Power of Attorney as of July 29, 2021.

/s/ Dinakar Singh
Name: Dinakar Singh